SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

Harvard Illinois Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 4, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Harvard Illinois Bancorp, Inc. (the “Company”). The Annual Meeting will be held at the Harvard Police Station, 201 West Front Street, 2nd Floor, Harvard, Illinois, at 8:00 a.m. Illinois Time on May 22, 2014.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted. During the Annual Meeting we will also report on our operations. Our directors and officers will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders on Form 10-K, which contains detailed information concerning our activities and operating performance.

The business to be conducted at the Annual Meeting consists of (i) the election of two directors of the Company (ii) the consideration of an advisory, non-binding proposal with respect to the executive compensation as described in the Proxy Statement, and (iii) the ratification of the appointment of BKD, LLP as our independent registered public accountants for the year ending December 31, 2014.

We believe our current stock price and the payment of a special dividend this year are reflective of an increase in shareholder value.  Because of the important role our directors serve in the continuing improvement of the Company’s overall results, and in creating shareholder value, the Board of Directors unanimously recommends a vote “FOR” the election of Donn L. Claussen and Brian S. Rebhorn. In addition, the Board of Directors unanimously recommends a vote “FOR” the non-binding proposal with respect to executive compensation; and “FOR” the ratification of the appointment of BKD, LLP.

Your vote will be especially important at this year’s Annual Meeting of Stockholders because the Company has received notice that Joseph Stilwell and a group of affiliated entities that he controls (the “Stilwell Group”) intend to nominate one director to the Company’s Board of Directors. The Board of Directors strongly urges you to support the Company’s nominees.

To support the Board’s nominees, please complete, sign and date only the Company’s WHITE proxy card, and return it in the enclosed postage-paid envelope, and do not sign or return any other proxy card sent to you by the Stilwell Group. Please sign and return your WHITE proxy even if you currently plan to attend the Annual Meeting.

You may have received a communication from the Stilwell Group, asking you to return their green proxy card. We urge you to not sign and return the green proxy card. Please return the enclosed WHITE proxy card and discard the green proxy card from the Stilwell Group. If you have already returned the green proxy card from the Stilwell Group, we urge you to change your vote by promptly signing, dating and returning the enclosed WHITE proxy card or voting by telephone or internet using the instructions on the WHITE proxy card. Only the latest dated proxy card or vote you submit will be counted. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

Duffield J. Seyller III	Donn L. Claussen
Chairman of the Board of Directors	President and Chief Executive Officer

Harvard Illinois Bancorp, Inc.

58 North Ayer Street

Harvard, Illinois 60033

(815) 943-5261

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2014

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Harvard Illinois Bancorp, Inc. will be held at the Harvard Police Station, 201 West Front Street, 2nd Floor, Harvard, Illinois, on May 22, 2014 at 8:00 a.m., Illinois Time.

A WHITE proxy card, the proxy statement for the Meeting, and the 2013 Annual Report to Stockholders on Form 10-K are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of two directors of Harvard Illinois Bancorp, Inc.;

2.	an advisory, non-binding resolution with respect to the executive compensation as described in the proxy statement;

3.	the ratification of the appointment of BKD, LLP as our independent registered public accountants for the year ending December 31, 2014; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 28, 2014 are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY FOLLOWING THE INTERNET OR PHONE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Richard J. Lipinsky
Executive Vice President and Corporate Secretary

Harvard, Illinois

April 4, 2014

IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND HARVARD ILLINOIS BANCORP, INC.’S 2013 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.READOURMATERIALS.COM/HARI.

PROXY STATEMENT

HARVARD ILLINOIS BANCORP, INC.

58 North Ayer Street

Harvard, Illinois 60033

(815) 943-5261

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2014

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Harvard Illinois Bancorp, Inc. (the “Company”) to be used at our Annual Meeting of Stockholders (the “Meeting”), which will be held at the Harvard Police Station, 201 West Front Street, 2nd Floor, Harvard, Illinois, on May 22, 2014 at 8:00 a.m., Illinois Time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 4, 2014. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY OTHER PARTIES.

You may have received a communication from the Stilwell Group, asking you to return their green proxy card. We urge you to not sign and return the green proxy card. Please return the enclosed WHITE proxy card and discard the green proxy card from the Stilwell Group. If you have already returned the green proxy card from the Stilwell Group, you may change your vote by promptly signing, dating and returning the enclosed WHITE proxy card or voting by telephone or internet using the instructions on the WHITE proxy card. Only the latest dated proxy card or vote you submit will be counted.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. Please sign and return your WHITE proxy card in the postage paid envelope provided. Where no instructions are indicated on the WHITE proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein, “FOR” the advisory, non-binding resolution with respect to the executive compensation as described in the proxy statement, and “FOR” the ratification of the appointment of BKD, LLP as our independent registered public accountants for the year ending December 31, 2014.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to our Corporate Secretary, Richard J. Lipinsky, at our address shown above, or by filing a duly executed proxy bearing a later date or by following the internet or phone instructions on the enclosed WHITE proxy card or by voting in person at the Meeting. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call:

Regan & Associates, Inc.

505 Eighth Avenue

Suite 800

New York, New York 10018

For shareholder questions: (800) 737-3426
For banks and brokers: (800) 737-3426

SOLICITATION OF PROXIES; EXPENSES

The cost of soliciting proxies will be borne by the Company. The Company has retained Regan & Associates, Inc. (“Regan”) in conjunction with the Meeting, and will pay a fee not to exceed $25,000, plus reasonable out-of-pocket travel-related expenses, for proxy solicitation services. Regan expects that between five and 15 of its employees will assist in the solicitation. Our directors and certain executive officers may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors or employees for such services. Appendix A sets forth information relating to the Company’s directors and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (“SEC”). Regan may ask brokerage houses, banks and other custodians and nominees whether other persons are beneficial owners of the Company’s common stock. If so, the Company will reimburse brokers, banks and other custodians and nominees for their costs of sending our proxy materials to the beneficial owners of our common stock.

As a result of the actions by the Stilwell Group, we estimate we may incur approximately $150,000 of additional expense in furtherance of, and in connection with, the solicitation in excess of that normally spent for an annual meeting, including attorney fees, public relations fees, and printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC and the preparation of additional solicitation materials, and the fees of Regan, of which we estimate that approximately $40,000 of expense has been incurred to date. However, this estimate does not include the costs represented by salaries and wages of officers and employees of the Company engaged in the solicitation process, costs we would normally incur in an uncontested director election or any costs associated with any potential litigation that may arise in connection with the proxy solicitation. Furthermore, the actual amount of additional expense we may incur could be materially different from what we currently estimate, depending on possible actions that might be taken by the Stilwell Group in connection with this proxy contest.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Except as otherwise noted below, holders of record of our common stock (“common stock”) at the close of business on March 28, 2014 (the “Voting Record Date”) are entitled to one vote for each share held. As of the Voting Record Date, there were 839,585 shares of common stock outstanding. The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Persons and groups who beneficially own in excess of five percent of our common stock are required to file certain reports with the SEC regarding such ownership pursuant to the Securities Exchange Act of 1934.

The following table sets forth the beneficial ownership of our common stock held by our directors, nominees and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of the Voting Record Date. The business address of each director, nominee and executive officer and of the Harvard Savings Bank Employee Stock Ownership Plan (“ESOP”) is 58 North Ayer Street, Harvard, Illinois 60033.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of All Common Stock Outstanding

Five Percent Stockholders:

Harvard Savings Bank Employee Stock Ownership Plan	62,775	(3)	7.48%

Stilwell Value Partners II, L.P.	82,900	(2)	9.87%
Stilwell Value Partners V, L.P.
Stilwell Value Partners VII, L.P.
Stilwell Activist Fund, L.P.
Stilwell Activist Investments, L.P.
Stilwell Partners, L.P.
Stilwell Value LLC
Joseph Stilwell 111 Broadway, 12th Floor New York, New York 10006

Directors, Nominees and Executive Officers:

Michael P. Feeney	2,225	(4)	*
William D. Schack	6,490	(5)	*
Steven D. Garrels	4,926	(6)	*
Donn L. Claussen	37,631	(7)	4.48%
John W. Rebhorn	39,418	(8)	4.70%
Brian S. Rebhorn (nominee)	—		—
Duffield J. Seyller III	30,181	(9)	3.58%
Richard L. Walker	6,725	(10)	*
Richard J. Lipinsky	28,056	(11)	3.34%
Verne S. Sisson	36,708	(12)	4.37%
Brenda S. Gratz	4,712	(13)	*
David Dobson	3,025	(14)	*

All directors, nominees and executive officers as a group (12 persons)	200,097		23.83%

*	Less than 1%.
(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	Based on preliminary proxy statement filed with the SEC on March 13, 2014.
(3)

Under the terms of the ESOP, shares allocated to employee accounts are voted in accordance with instructions of the respective employee. Unallocated shares are voted by the ESOP trustee in a manner calculated to reflect the voting of allocated shares, unless its fiduciary duty requires otherwise.

(4)	Includes 565 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power.
(5)	Includes 754 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power.
(6)

Includes 2,450 shares held in an IRA for the benefit of Mr. Garrels and 565 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power.

(7)

Includes 12,689 shares held in an IRA for the benefit of Mr. Claussen, 1,858 shares held by our employee stock ownership plan, 3,767 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power, and vested options to purchase 235 shares of common stock.

(8)

Includes 28,192 shares held as Trustee for the John. W. Rebhorn Trust, 9,500 shares held in an IRA for the benefit of Mr. Rebhorn and 565 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power.

(9)

Includes 12,697 shares held in Mr. Seyller’s account in the Company’s 401(k) Plan, 1,948 shares held by our employee stock ownership plan, 4,708 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power, and vested options to purchase 3,845 shares of common stock.

(10)	Includes 565 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power.
(11)

Includes 2,500 shares held in an IRA for the benefit of Mr. Lipinsky, 14,421 shares held in Mr. Lipinsky’s account in the Company’s 401(k) Plan, 1,082 shares held by our employee stock ownership plan, 2,825 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power, and vested options to purchase 235 shares of common stock.

(12)

Includes 4,721 shares held in Mr. Sisson’s account in the Company’s 401(k) Plan, 24,490 shares held in an IRA for the benefit of Mr. Sisson, 827 shares held by our employee stock ownership plan, and 1,883 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power.

(13)

Includes 376 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which she has voting but not investment power, 437 shares held by our employee stock ownership plan, and vested options to purchase 1,198 shares of common stock.

(14)

Includes 261 shares held in Mr. Dobson’s account in the Company’s 401(k) Plan, 565 unvested shares of restricted stock awarded under the 2011 Equity Incentive Plan as to which he has voting but not investment power, 677 shares held by our employee stock ownership plan, and vested options to purchase 596 shares of common stock.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of the directors, the WHITE proxy card provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed. Under Maryland law and our Articles of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the Meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

In voting on the advisory, non-binding resolution with respect to our executive compensation, a stockholder may: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” from voting on the proposal. The affirmative vote of a majority of the votes cast on the matter at the Meeting, without regard to broker non-votes or abstentions, is required to approve this proposal. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or the Board of Directors.

As to the ratification of BKD, LLP as our independent registered public accountants, by checking the appropriate box a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item. The ratification of independent registered public accountants must be approved by a majority of the shares voted at the Meeting without regard to broker non-votes or proxies marked “ABSTAIN.”

In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned. Proxies solicited hereby will be returned to us and will be tabulated by CT Hagberg LLC, the inspector of election designated by our Board of Directors.

IF YOU HAVE ALREADY RETURNED A GREEN PROXY CARD TO THE STILWELL GROUP, WE URGE YOU TO CHANGE YOUR VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD TO SUPPORT THE BOARD’S NOMINEES.

Participants in the Harvard Savings Bank ESOP or 401(k) Plan

If you participate in the Harvard Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Company common stock through the Harvard Savings Bank 401(k) Profit Sharing Plan (the “401(k) Plan”), you will receive a WHITE Vote Authorization Form for each plan that reflects all of the shares you may direct the trustees to vote on your behalf under that plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. Under the terms of the 401(k) Plan, a participant is entitled to provide instructions for all shares credited to his or her 401(k) Plan account and held in the Company Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received, subject to a determination that such vote is in the best interest of 401(k) Plan participants. You may have received a communication from the Stilwell Group, asking you to return their green vote authorization forms for the ESOP and 401(k) Plan votes. We urge you to not sign and return the green vote authorization forms. Please return the enclosed WHITE ESOP Vote Authorization Form and WHITE 401(k) Plan Vote Authorization Form and discard the green vote authorization forms from the Stilwell Group. If you have already returned the green vote authorization forms from the Stilwell Group, we urge you to change your vote by promptly signing, dating and returning the enclosed WHITE ESOP Vote Authorization Form and WHITE 401(k) Plan Vote Authorization Form or voting by telephone or internet using the instructions on the WHITE ESOP Vote Authorization Form and WHITE 401(k) Plan Vote Authorization Form. Only the latest dated vote authorization forms or vote you submit will be counted. The deadline for returning your WHITE ESOP Vote Authorization Form and 401(k) Plan Vote Authorization Form is Friday, May 16, 2014 at 5:00 p.m. Illinois Time. Telephonic and internet voting cutoff is 5:00 p.m. Illinois Time.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven persons, and is divided into three classes with one class of directors elected each year. Directors are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Our Nominating Committee has recommended to the Board of Directors and our Board of Directors has nominated Donn L. Claussen and Brian S. Rebhorn to serve as directors for three-year terms, with Mr. Claussen abstaining from any discussion or voting on his nomination and with Director John W. Rebhorn abstaining from any discussion or voting on the nomination of his son Brian S. Rebhorn. Mr. Claussen is currently a member of the Board of Directors and the Board of Directors has nominated Mr. Brian Rebhorn for election in lieu of current director John W. Rebhorn. Messrs. Claussen and Rebhorn have agreed to serve, if elected. The Board believes that Messrs. Claussen and Rebhorn possess the background and experience that make them valuable contributors to the success of the Company. Each of the nominees has long standing ties to the local community and extensive knowledge of the needs of our customers. The Board further believes that the current directors, including Mr. Claussen, have contributed to the successful implementation of our business plan and the continuing improvement in the Company’s operating results, and that Mr. Rebhorn has the business acumen and community ties to contribute to the successful implementation of our business plan and the continuing improvement in the Company’s operating results. Accordingly, the Board strongly urges you to support the Company’s nominees.

The table below sets forth certain information, as of the Voting Record Date, regarding the Board of Directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which the nominees were selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU USE THE WHITE PROXY CARD AND VOTE “FOR” THE HARVARD ILLINOIS BANCORP, INC. NOMINEES LISTED IN THIS PROXY STATEMENT.

Name	Position(s) Held With Harvard Illinois Bancorp, Inc.	Age(1)	Director Since(2)	Current Term Expires
NOMINEES
Donn L. Claussen	President and Chief Executive Officer and Director	55	2008	2014
Brian S. Rebhorn(3)	Nominee	45	n/a	n/a
DIRECTORS CONTINUING IN OFFICE
Duffield J. Seyller III	Chairman of the Board	64	1988	2015
Richard L. Walker	Director	70	2008	2015
Michael P. Feeney	Director	45	2008	2016
William D. Schack	Vice Chairman of the Board	64	1989	2016
Steven D. Garrels	Director	42	2010	2016
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
David Dobson	Vice President and Chief Financial Officer	52	n/a	n/a
Richard J. Lipinsky	Executive Vice President, Secretary and Treasurer	50	n/a	n/a
Verne S. Sisson	Vice President and Commercial Loan Officer	51	n/a	n/a
Brenda S. Gratz	Vice President and Retail Loan Officer	51	n/a	n/a

(1)	As of December 31, 2013.
(2)	Includes service with Harvard Savings Bank.
(3)

Mr. Rebhorn is the son of John W. Rebhorn, a current director whose term expires at the 2014 annual meeting and who has not been nominated for re-election because he has reached the mandatory retirement age set forth in the bylaws of Harvard Savings Bank.

The biographies of each of the Company’s nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Director Nominees

Donn L. Claussen. Mr. Claussen was appointed as President and Chief Executive Officer of Harvard Savings Bank and Harvard Illinois Bancorp, Inc. as of March 1, 2014. He has been with Harvard Savings Bank since 2007 and with Harvard Illinois Bancorp, Inc. since its formation, and served as Executive Vice President and Chief Financial Officer from 2007 through February 2014. Previously, Mr. Claussen was a partner with the accounting firm of Lindgren, Callihan, Van Osdol & Co., Ltd., Rockford, Illinois, specializing in financial institution matters. As a certified public accountant and a former partner in a regional public accounting firm, Mr. Claussen brings to the Board of Directors his valuable experience in dealing with accounting principles, internal controls and financial reporting rules and regulations.

Brian S. Rebhorn. Mr. Rebhorn is a nominee for director. Mr. Rebhorn is the Store Manager of Buck Brother’s in Harvard, Illinois, a supplier of agricultural and landscaping equipment and supplies, a position he has held for at least 5 years. He has worked for Buck Brother’s (and its predecessor Harvard Implement) for 26 years. Mr. Rebhorn is the son of John W. Rebhorn, a current director whose term expires at the 2014 annual meeting and who has not been nominated for re-election because he has reached the mandatory retirement age set forth in the bylaws of Harvard Savings Bank. Mr. Rebhorn’s years of experience as a manager of a local agricultural business brings valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Continuing Directors

Michael P. Feeney. Mr. Feeney is the owner and manager of Feeney Package Liquor in Morris, Illinois, a position he has held for at least 5 years. Previously, he was the operations manager of a Wal-Mart distribution center in Spring Valley, Illinois. Prior to joining the Harvard Savings Bank board of directors in April 2008, Mr. Feeney was a director of Morris Building & Loan, S.B. Mr. Feeney’s experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company. In addition, as former director of Morris Building & Loan, S.B., he brings to the Board important perspectives on serving the needs of those Bank customers who were formerly customers of Morris Building & Loan, S.B. prior to its merger into the Bank.

William D. Schack. Mr. Schack is the Vice Chairman of the Board of Directors. He is currently the owner of the Harvard Retirement Home and Harvard Ranch, a position he has held for at least 5 years. Altogether, Mr. Schack has worked in the retirement field for 26 years. Mr. Schack’s years of experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Steven D. Garrels. Mr. Garrels has served as an independent certified public accountant for 19 years. Mr. Garrels is currently a partner with Borhart Spellmeyer & Company, LLC, Elgin, Illinois, a position he has held for at least 5 years. Mr. Garrels has experience with internal and external auditing of financial institutions. As a certified public accountant, Mr. Garrels brings to the Board of Directors his valuable experience in dealing with accounting principles, internal controls and financial reporting rules and regulations.

Duffield J. Seyller III. Mr. Seyller is currently the Chairman of the Board of Directors. He has been employed in the banking industry since 1976 in various positions. Until his retirement in February 2014, he had been employed with Harvard Savings Bank since 1985, most recently serving as President and Chief Executive Officer of Harvard Savings Bank and Harvard Illinois Bancorp, Inc. Mr. Seyller has over 36 years experience in the banking industry. As former President and Chief Executive Officer, his experience in leading the Company and the Bank and his responsibilities for the strategic direction and management of the Company’s day-to-day operations, bring broad industry and specific institutional knowledge and experience to the Board of Directors.

Richard L. Walker. Mr. Walker is presently retired. He was previously the owner and manager of a John Deere dealership for over 30 years. Mr. Walker was also on the board of directors of Morris Building & Loan, S.B. and joined the Harvard Savings Bank board of directors in April 2008. Mr. Walker’s experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company. In addition, as former director of Morris Building & Loan, S.B., he brings to the Board important perspectives on serving the needs of those Bank customers who were formerly customers of Morris Building & Loan, S.B. prior to its merger into the Bank.

Directors Not Continuing in Office

John W. Rebhorn. Mr. Rebhorn was the owner of Harvard Implement for 22 years until its sale and is currently the owner of Harvard All-Store, a storage facility. Mr. Rebhorn has been a director of Harvard Savings Bank for 17 years. Mr. Rebhorn’s years of experience as owner and manager of his own company bring valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company.

Proxy Contest

Joseph Stilwell and a group of affiliated entities that he controls (the “Stilwell Group”) has notified the Company that they intend to nominate one person for election as a director at the Meeting. Accordingly, there may be three nominees for election to the Board, but only two nominees will be elected. The Stilwell Group consists of Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Mr. Joseph Stilwell. No other nominations of persons for election as directors of the Company were submitted to the Company pursuant to the advance notice provisions of the Company’s bylaws.

The Stilwell Group has filed preliminary proxy material with the SEC to solicit proxies in support of its candidate. The Stilwell Group’s candidate has NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to the Stilwell Group contained in any proxy solicitation materials filed or to be filed or disseminated by, or on behalf of, the Stilwell Group or any other statements that the Stilwell Group may otherwise make.

We urge you to elect the directors recommended by the Board, by completing the attached WHITE proxy card and returning it in the enclosed postage-paid envelope. The Board recommends that you DO NOT sign or return any proxy card that may be sent to you by the Stilwell Group or anyone else. Voting against another person’s nominees on a proxy card sent to you by that person is not the same as voting for the Board’s nominees, because a vote against another person’s nominees on its proxy card will revoke any previous proxy submitted by you. If you have previously submitted the green proxy card to the Stilwell Group, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Executive Officers Who Are Not Directors

David Dobson. David Dobson was appointed to serve as Vice President and Chief Financial Officer as of March 1, 2014, and oversees the accounting and investment areas. Mr. Dobson has been employed with Harvard Savings Bank since 2010, most recently as Controller. Previously, he held the position of manager at a regional accounting firm in northern Illinois, serving thrifts and small businesses, and later joined a real estate management and development company in Rockford as Vice President of Housing. Mr. Dobson is a certified public accountant and a 2013 graduate of the Graduate School of Banking at the University of Wisconsin – Madison.

Brenda S. Gratz. Ms. Gratz is Vice President and Retail Loan Officer of Harvard Savings Bank and Harvard Illinois Bancorp, Inc. Ms. Gratz has been employed by the Company and the Bank since March 2011, and was appointed to her current position on March 1, 2012. Ms. Gratz has worked in the financial services industry for 33 years, including the last 10 years in a management capacity.

Richard J. Lipinsky. Mr. Lipinsky is Executive Vice President, Secretary and Treasurer of Harvard Savings Bank and Harvard Illinois Bancorp, Inc. He oversees the operations and information technology areas of Harvard Savings Bank. Mr. Lipinsky has been with Harvard Savings Bank since 1986.

Verne S. Sisson. Verne S. Sisson is Vice President and Commercial/Agricultural Loan Officer of Harvard Savings Bank and has been with Harvard Savings Bank since December 2009. Mr. Sisson has been in the financial services industry for 29 years, with six years in a management capacity.

Board Independence, Leadership Structure, Risk Oversight and Diversity

The Board of Directors has determined that each of our directors and nominees, with the exception of Duffield J. Seyller III, and President and Chief Executive Officer Donn L. Claussen, are “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Claussen is not independent because he is one of our executive officers, and Mr. Seyller is not independent because he has been employed as an executive officer within the past three years. In determining the independence of our directors and nominee, the Board of Directors considered the transactions described in this proxy statement under the heading “Transactions with Certain Related Persons.”

To ensure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. The Chairman of the Board is a non-management role.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews reports from members of senior management on areas of material risk to the Company, including credit, financial, operational, liquidity, legal and regulatory risks. In reviewing the reports, the full Board, or the appropriate Committee in the case of risks that are under the purview of a particular Committee, discuss with the members of senior management responsible for the areas covered by the reports how risks have been identified and what strategies and procedures have been put in place to mitigate risks. When a Committee receives a report, the Chairman of the relevant Committee communicates the results of the report review to the full Board at the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Nominating Committee and the Board of Directors do not have a formal diversity policy in identifying nominees for director. However, in considering all of the attributes of an effective director in the context of existing members of the Board, the Committee and the Board do consider differences of viewpoint (including different viewpoints derived from diverse race, gender and national origin), professional experience, education and skills so as to achieve balance and heterogeneity in backgrounds and experiences on the Board.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Meetings and Committees of the Board of Directors

Our board of directors meets on a monthly basis and may hold additional special meetings. During the year ended December 31, 2013, the Board of Directors of the Company met 13 times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings by all committees on which he served during the year ended December 31, 2013.

The Board of Directors of Harvard Illinois Bancorp, Inc. has standing Audit, Nominating and Compensation Committees, which met 12, two and three times, respectively, during the year ended December 31, 2013.

The Audit Committee is responsible for supervising Harvard Illinois Bancorp, Inc.’s accounting, financial reporting and financial control processes. Generally, the Audit Committee oversees management’s efforts with respect to the quality and integrity of our financial information and reporting functions and the adequacy and effectiveness of our system of internal accounting and financial controls. The Audit Committee also reviews the independent audit process and the qualifications of the independent registered public accounting firm. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards. The Audit Committee is comprised of Directors Michael P. Feeney, William D. Schack and Steven D. Garrels. The Audit Committee has sole responsibility for engaging our registered public accounting firm. The board of directors has designated Steven D. Garrels an “audit committee financial expert” under the rules adopted by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on our website at www.harvardsavingsbank.com.

The duties and responsibilities of the Audit Committee include, among other things:

●	retaining, overseeing and evaluating a firm of independent certified public accountants to audit our annual financial statements;

●	in consultation with the independent registered public accountants and the internal auditor, reviewing the integrity of our financial reporting processes, both internal and external;

●	approving the scope of the audit in advance;

●	reviewing the financial statements and the audit report with management and the independent registered public accountants;

●

considering whether the provision by the external independent registered public accountants of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

●	reviewing earnings and financial releases and quarterly reports filed with the SEC;

●	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

●	approving all engagements for audit and non-audit services in excess of $5,000 by the independent registered public accountants; and

●	reviewing the adequacy of the audit committee charter.

The Compensation Committee establishes Harvard Illinois Bancorp, Inc.’s compensation policies and reviews compensation matters. The Compensation Committee is comprised of Directors Steven D. Garrels, William D. Schack and Richard L. Walker, each of whom is an independent director. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.harvardsavingsbank.com.

The Company’s philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

●	To attract, retain and motivate an experienced, competent executive management team;

●	To reward the executive management team for the enhancement of shareholder value based on annual earnings performance and the market price of the Company’s stock;

●	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

●	To encourage ownership of the Company’s common stock through stock-based compensation to all levels of management; and

●	To maintain compensation levels that are competitive with other financial institutions and particularly those in the Company’s peer group based on asset size and market area.

The Company considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of the Company and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Company also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer. The Board of Directors and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for the Company’s executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer. In setting salaries for 2013, the Board of Directors utilized bank compensation and benefits surveys of community banks located in Illinois, Wisconsin, and Minnesota, compiled by WIPFLI CPAs and Consultants, located in Eau Claire, Wisconsin. In setting the base salaries, the Board of Directors also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

The Committee did not engage a compensation consultant to advise on or recommend compensation levels for the year ended December 31, 2013.

The Nominating Committee meets annually in order to recommend nominees to the Board of Directors for membership on the board of directors. The Nominating Committee is comprised of Directors Michael P. Feeney, Richard L. Walker and William D. Schack, each of whom is an independent director. Our Board of Directors has adopted a written charter for the Nominating Committee, which is available on our website at www.harvardsavingsbank.com.

The functions of the Nominating Committee include the following:

●

consider and recommend to the Board standards (such as independence, experience, leadership, diversity and stock ownership) for the selection of individuals to be considered for election or reelection to the Board;

●	identify individuals qualified to become members of the Board;

●	consider recommendations by stockholders for director nominations;

●	conduct reviews as appropriate into the background and qualifications of director candidates;

●	recommend candidates to the Board for nomination as directors;

●	review the structure of the Board and its committees and make recommendations with respect thereto (including size and composition);

●	consider and make recommendations regarding Board and committee performance; and

●	consider and make recommendations regarding Board continuing education guidelines.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized, but not required, by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

●	has the highest personal and professional ethics and integrity;

●	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

●	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

●	is familiar with the communities in which we operate and/or is actively engaged in community activities;

●	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the us and our stockholders; and

●	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating Committee will review as appropriate whether a candidate satisfies the qualifications requirements of our Bylaws. Our Bylaws provide that no person shall be eligible to be appointed or elected to the Board of Directors: (a) if such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (b) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (c) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (d) if such person, other than full time employees of the Company, did not maintain his principal residence within 15 miles of an office of the Company or any subsidiary thereof for a period of at least one year prior to the date of his purported election or appointment to the Board of Directors. In addition, no person may serve on the Board of Directors and at the same time be a director or officer of a co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction), other than of a subsidiary of the Company, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Company or any of its subsidiaries. Finally, no person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n), of a company the directors, partners, trustees or 10% stockholders of which would not be eligible for election or appointment to the Board of Directors under the foregoing restrictions. The Board of Directors shall have the power to construe and apply foregoing restrictions and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.

The Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as independent for audit committee standards under applicable SEC regulations or as an audit committee financial expert.

Procedures for the Submission of Director Nominees by Stockholders. The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary at 58 North Ayer Street, Harvard, Illinois 60033. The Corporate Secretary must receive a submission not less than 120 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting for a candidate to be considered by the Nominating Committee for next year’s annual meeting of stockholders. The submission must include the following information:

●	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee;

●	the qualifications of the candidate and why the candidate is being proposed;

●

the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

●

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

●	a statement of the candidate’s business and educational experience;

●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

●	a statement detailing any relationship between the candidate and us;

●	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals.” As stated above, the Company received notice from the Stilwell Group of its intention to nominate one candidate for election as director.

Stockholder Communications with the Board. Any of our stockholders who wish to communicate with the Board or with any individual director may write to our Corporate Secretary, 58 North Ayer Street, Harvard, Illinois 60033, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

●	forward the communication to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about us or a stock-related matter; or

●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Audit Committee Report

Management has the primary responsibility for our internal controls and financial reporting processes. The independent registered public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

●	reviewed and discussed with management, and the independent registered public accountants, our audited consolidated financial statements for the year ended December 31, 2013;

●

discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees, as amended; and

●

received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accountants their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 and be filed with the SEC. In addition, the Audit Committee engaged BKD, LLP as our independent registered public accountants for the year ending December 31, 2014, subject to the ratification of this appointment by our stockholders.

BKD, LLP did not use the services of any persons other than its full-time permanent employees on its audit of our 2013 consolidated financial statements.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee

Michael P. Feeney

William D. Schack

Steven D. Garrels

Code of Ethics

We have adopted a Code of Ethics that is applicable to our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at www.harvardsavingsbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

We do not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts. All of the Company’s directors were in attendance at the 2013 Annual Meeting of Stockholders.

Executive Compensation

Summary Compensation Table. The following table sets forth the total compensation paid to or earned by our President and Chief Executive Officer Duffield J. Seyller III, our Executive Vice President and Chief Financial Officer Donn L. Claussen and our Corporate Secretary and Treasurer Richard J. Lipinsky for the fiscal years ended December 31, 2013 and 2012. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table
Name and principal position	Year	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-qualified deferred compensation earnings(4) ($)	All other compensation(5) ($)	Total ($)
Duffield J. Seyller III,	2013	$168,913	$18,668	$—	$—	$1,332	$32,343	$221,256
President and Chief	2012	160,107	13,000	—	—	1,191	30,398	204,696
Executive Officer(1)

Donn L. Claussen,	2013	$161,427	$14,528	$—	$—	$216	$32,437	$208,608
Executive Vice	2012	152,290	12,000	—	6,309	66	30,731	201,396
President and Chief
Financial Officer(1)

Richard J. Lipinsky,	2013	$92,311	$6,462	$—	$—	$—	$2,963	$101,736
Secretary and	2012	88,761	11,500	—	6,309	—	3,008	109,578
Treasurer(1)

(1)

Mr. Seyller retired effective February 28, 2014. Mr. Claussen was appointed as President and Chief Executive Officer effective March 1, 2014 and Mr. Lipinsky was appointed Executive Vice President, Secretary and Treasurer effective March 1, 2014.

(2)

Mr. Seyller deferred $11,254 and $10,076 from his base salary to the Pentegra Deferred Contribution Plan for Financial Instructions (“401(k) Plan”) and $2,400 and $2,400 to the Bank’s cafeteria plan for the years ended December 31, 2013 and 2012, respectively. Mr. Claussen deferred $10,557 and $9,858 from his base salary to the 401(k) Plan and $2,040 and $1,920 to the Bank’s cafeteria plan for the years ended December 31, 2013 and 2012, respectively. Mr. Lipinsky deferred $16,791 and $16,042 from his base salary to the 401(k) Plan and $988 and $966 to the Bank’s cafeteria plan for the years ended December 31, 2013 and December 31, 2012, respectively.

(3)

Reflects the aggregate grant date fair value of restricted stock or option awards granted during the fiscal year. The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Note 15 to our audited financial statement for the year ended December 31, 2012, as included in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

(4)

Represents above-market rate earnings on Mr. Seyller’s and Mr. Claussen’s directors fees deferred under a Director Deferred Fee Agreement. Mr. Seyller’s and Mr. Claussen’s deferral accounts earned interest at the rate of 3.97% and 4.52% per year for the years ended December 31, 2013 and 2012, respectively. The amount shown represents the excess interest earned above the applicable federal rate of 2.74% and 3.31% per year for the years ended December 31, 2013 and 2012, respectively.

(5)

The amount listed in this column for Mr. Seyller consists of $11,700 and $11,700 in board fees, $5,627 and $5,038 in matching contributions under the Bank’s 401(k) Plan, $14,264 and $12,908 in employer-paid health benefits and $752 and $752 in life insurance costs for the years ended December 31, 2013 and 2012, respectively. The amount listed for Mr. Claussen consists of $11,700 and $11,700 in board fees, $5,279 and $4,929 in matching contributions under the 401(k) Plan, $14,264 and $12,908 in employer-paid health benefits and $1,194 and $1,194 in life insurance costs for the years ended December 31, 2013 and 2012, respectively. The amount listed for Mr. Lipinsky represents $2,963 and $3,008 in matching contributions under the 401(k) Plan for the years ended December 31, 2013 and December 31, 2012, respectively. The executives listed in this table also participate in certain medical coverage plans not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. With respect to employer-paid health benefits, we have listed only the portion that is in excess of that portion that we pay for all employees.

Benefit Plans

Employment Agreements. Harvard Savings Bank has entered into employment agreements with Duffield J. Seyller III and Donn L. Claussen. The agreements each have an initial term of three years. Unless notice of non-renewal is provided, the agreements renew annually so that the remaining term reverts to three years upon such renewal. The agreements provide for payment of a base salary, which will be reviewed at least annually, and which may be increased, but not decreased (except for a decrease not in excess of any decrease that is applicable generally to all employees). Under the employment agreements, the executives receive base salaries of $190,000, with respect to Mr. Seyller, and $204,999, with respect to Mr. Claussen for the 2014 calendar year. In addition to base salary, Messrs. Seyller and Claussen are entitled to participate in the bonus plans and other employee benefit and fringe benefit plans applicable to senior executive officers, and will be reimbursed for business expenses incurred, including continuing education necessary to improve skills of a senior bank executive. Harvard Savings Bank will provide Messrs. Seyller and Claussen with four weeks of paid vacation and term life insurance with a death benefit at least equal to $250,000, in the case of Mr. Seyller, and $350,000, in the case of Mr. Claussen. In addition, the employment agreements state that the Bank will maintain Salary Continuation Agreements with each of Messrs. Seyller and Claussen that will provide an annual benefit payable for a term of 15 years following each executive’s retirement. Mr. Seyller retired as President and Chief Executive Officer effective February 28, 2014 and is no longer receiving compensation under his employment agreement.

In the event of an involuntary termination of employment (other than due to death or disability) or in the event of the executive’s resignation for “good reason,” Mr. Claussen will be (and Mr. Seyller would have been prior to retirement) entitled to a severance benefit. For these purposes, “good reason” would include:

(1)	failure to appoint or reappoint the executive to his executive position;

(2)

failure to appoint or reappoint the executive to the board of Harvard Savings Bank and Harvard Illinois Bancorp, Inc., provided that a failure of the Harvard Illinois Bancorp, Inc. shareholders to elect executive to the Harvard Illinois Bancorp, Inc. board will not constitute good reason;

(3)	a material change in the executive’s functions, duties or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope;

(4)	a relocation of the executive’s principal place of employment by more than 15 miles from its location as of the date of the agreement;

(5)	material reduction in the benefits and perquisites provided to the executive as of the effective date of the agreement;

(6)	a liquidation or dissolution of Harvard Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(7)	a material breach of the agreement by Harvard Savings Bank.

The severance payment, which will be paid in a lump sum, is equal to the base salary due to the executive for the remaining unexpired term of the agreement. Any such payments would be made from the general funds of Harvard Savings Bank. If the executive’s employment is involuntarily terminated or if the executive resigns for good reason (as defined above) following the occurrence of a change in control of Harvard Savings Bank or Harvard Illinois Bancorp, Inc., the executive will be entitled to a lump sum severance payment equal to the greater of: (i) three times the sum of: (A) his highest annual rate of base salary paid at anytime under the agreement, plus (B) the greater of: (x) his average annual cash bonus paid to him with respect to the three completed fiscal years prior to his termination or (y) the cash bonus paid in the fiscal year prior to his termination; or (ii) 299% of his “base amount” as defined in Section 280G of the Code. The executive’s severance payment will be made within 30 days following his termination date, provided, however, if the executive is a “specified employee,” as defined in Section 409A of the Internal Revenue Code, then the payment will commence on the first day of the seventh month following his date of termination. Any such payments would be made from the general funds of Harvard Savings Bank (or its acquirer) if termination occurs following a change in control. In addition, Harvard Savings Bank will continue to provide continued life insurance coverage and non-taxable medical and dental coverage substantially comparable to the coverage maintained for the executive prior to his termination date for the remaining unexpired term of the agreement or, in the event of a change in control, for 36 months.

If the executive becomes disabled, he is entitled to all disability benefits under any disability plan of Harvard Savings Bank. Upon termination of employment due to retirement (as defined therein), the executive would only be entitled to his benefits under any retirement plan of Harvard Savings Bank and other plans to which he is a party. In the event that the executive’s employment is terminated for cause, the executive would have no right to receive compensation or other benefits for any period after his termination.

Upon a termination of employment for which the executive receives a severance payment under the employment agreement, other than in connection with a change in control, the executive agrees not to compete with Harvard Savings Bank for one year following termination within 15 miles of the locations in which Harvard Savings Bank has business operations.

Change in Control Agreement. Harvard Savings Bank has entered into a change in control agreement with Richard J. Lipinsky, Executive Vice President, Secretary and Treasurer of Harvard Savings Bank. The term of the agreement is for three years, renewable for an additional year on each anniversary date of the agreement, such that the remaining term of the agreement will always be for three years, unless the board determines not to renew the change in control agreement after a comprehensive review of executive’s performance, which will be conducted annually.

In the event of a change in control of Harvard Illinois Bancorp, Inc. or Harvard Savings Bank followed by the executive’s voluntary termination for “good reason” or involuntary termination, other than for cause, the executive will be entitled to a severance payment. “Good reason” is defined as follows:

(1)	failure to appoint or reappoint executive to his executive position;
(2)	a material change in the executive’s functions, duties or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope;
(3)	a liquidation or dissolution of Harvard Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive;
(4)	a material reduction in base salary, benefits or perquisites from those being provided at the effective date of the agreement;
(5)	a relocation of executive’s principal place of employment by more than 15 miles from its location as of the date of the agreement; or
(6)	a material breach of the change in control agreement by Harvard Savings Bank.

In the event of a change in control followed by the executive’s involuntary termination, including a termination for good reason, but not including a termination for cause, the executive will be entitled to a severance payment equal to three times the sum of (i) executive’s base salary in effect as of the termination date, plus (ii) the highest level of incentive cash compensation earned by the executive during either the calendar year in which the termination occurs or the three calendar years immediately preceding the year in which the termination occurs. Such payment will be made from the general funds of Harvard Savings Bank. In addition, the executive will be entitled to life insurance coverage and non-taxable medical and dental coverage for three years following termination. Any cash severance payment will be made in a lump sum within 30 days following the executive’s termination date. The agreement provides that in the event the severance payments would include an “excess parachute payment” under Section 280G of the Internal Revenue Code, such benefits will be reduced by the minimum amount necessary to avoid penalties.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2013 for each named executive officer. Subsequent to December 31, 2013, Richard J. Lipinsky exercised all 1,805 options that were exercisable at the strike price of $8.10.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Duffield J. Seyller, III	3,845	11,535	8.10	06/23/2021	4,708	75,328
Donn L. Claussen	235	942	10.95	11/29/2022
Donn L. Claussen	—	9,182	8.10	06/23/2021	3,767	60,272
Richard J. Lipinsky	235	942	10.95	2/29/2022
Richard J. Lipinsky	1,805	5,414	8.10	06/23/2021	2,825	45,200

(1)	Stock options vest at the rate of 20% per year commencing June 23, 2012, one year from the date of grant, and continuing on each anniversary thereafter through June 23, 2016.
(2)	Restricted stock vests at the rate of 20% per year commencing June 23, 2012, one year from the date of grant, and continuing on each anniversary thereafter through June 23, 2016.
(3)	Reflects the closing market price of the stock on December 31, 2013 ($16.00) multiplied by the number of shares of restricted stock held by the Named Executive Officer on such date.

Securities Authorized for Issuance Under Stock-Based Compensation Plans.

The following table sets forth information as of December 31, 2013 about common stock that may be issued under Harvard Illinois Bancorp, Inc.’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under stock-based compensation plans (excluding securities reflected in first column
Equity compensation plans approved by stockholders (1)	60,694	$8.32	—
Equity compensation plans not approved by stockholders	—	—	—
Totals	60,694	$8.32	—

(1)	These awards were granted pursuant to the Harvard Illinois Bancorp, Inc. 2011 Equity Incentive Plan.

2011 Equity Incentive Plan. In 2011, our stockholders approved the Harvard Illinois Bancorp, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”) to provide officers, employees and directors of Harvard Illinois Bancorp, Inc. and Harvard Savings Bank with additional incentives to promote the growth and performance of Harvard Illinois Bancorp, Inc. The Equity Incentive Plan authorizes the issuance of up to 109,856 shares of Harvard Illinois Bancorp, Inc. common stock pursuant to grants of restricted stock awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 78,469 and the maximum number of shares of stock that may be issued as restricted stock awards is 31,387.

Salary Continuation Agreements. Harvard Savings Bank entered into salary continuation agreements with Mr. Seyller on December 28, 2006, and with Mr. Claussen on January 1, 2008, in order to provide the executives with supplemental retirement benefits. The agreements for Messrs. Seyller and Claussen were amended in January 2012 (as amended, the “salary continuation agreements”). Under the salary continuation agreements, the executive is entitled to a normal retirement benefit upon termination of employment on or after attaining age 65. The normal retirement benefit is an annual benefit equal to $65,000 for Mr. Claussen and $50,000 for Mr. Seyller, payable in 12 equal monthly installments for 15 years. In the event Messrs. Seyller or Claussen terminate employment, whether voluntarily or involuntarily, prior to normal retirement age, the executive will be entitled to an early termination benefit equal to his accrued benefit determined as of the end of the month preceding his termination, annuitized and paid for 15 years.

In the event of a change in control or due to the executive’s termination due to disability, Messrs. Claussen and Seyller will be entitled to the normal retirement benefit, payable in 12 equal monthly installments for 15 years commencing on the date on which the executive attains age 65. The benefits payable following an executive’s termination of employment without cause or following a change in control, would be paid from the general funds of Harvard Savings Bank.

In the event of the executive’s death while employed, the executive’s beneficiary will receive an annual benefit equal to the executive’s normal retirement benefit, payable in 12 equal monthly installments for 15 years commencing immediately following the executive’s death. If the executive dies during the distribution of benefits, the beneficiary will receive a continuation of such benefits at the same time and in the same amount as if the benefits were paid to the executive.

As a result of Mr. Seyller’s retirement on February 28, 2014, Mr. Seyller will be entitled to the commencement of his annual retirement benefit of $50,000, which will be payable in equal monthly installments over a 15 year period commencing September 1, 2014.

Split Dollar Life Insurance Agreement. Harvard Savings Bank has entered into a split dollar life insurance agreement with Mr. Claussen. The agreement is intended to be a non-equity endorsement split dollar agreement with respect to certain insurance policies purchased and owned by Harvard Savings Bank. Pursuant to the agreement, Harvard Savings Bank will pay the premium payments that are due on the insurance policies and Harvard Savings Bank and Mr. Claussen’s beneficiaries will share in the death benefit at his death.

In the event of Mr. Claussen’s death while employed with Harvard Savings Bank, Mr. Claussen’s beneficiary will be paid $350,000 and the Bank will be paid $650,000. However, Mr. Claussen’s beneficiary will have no rights or interests under the agreement if Mr. Claussen’s employment terminates for any reason other than due to his death.

Tax-Qualified Plans

401(k) Plan. Harvard Savings Bank sponsors a tax-qualified 401(k) plan, for the benefit of employees of Harvard Savings Bank who have satisfied the 401(k) plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) plan on the earliest date that coincides with or next follows the date the employee completes one year of employment and attains age 21. A participant may contribute up to 50% of his or her salary, which includes basic salary, plus overtime and bonus, to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2013, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan as a “catch-up” contribution. Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available under the plan, including common stock of the Company by investing in the Harvard Illinois Bancorp, Inc. Stock Fund.

Defined Benefit Plan. Harvard Savings Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple employer plan. Employees who were hired prior to January 1, 2008 by Harvard Savings Bank and who completed one year of employment and have attained age 21 were eligible to participate in the plan. No employees hired after January 1, 2008 are eligible to participate in the plan. A participant becomes vested in his or her retirement benefit upon completion of five years of employment, provided that a participant who has reached age 65 becomes 100% vested, regardless of the number of completed years of employment. In 2010, we elected to freeze this plan. Effective July 1, 2010, all benefit accruals under the plan ceased.

Employee Stock Ownership Plan. Harvard Savings Bank sponsors an employee stock ownership plan for eligible employees. An employee stock ownership plan is a tax-qualified retirement plan that primarily invests in the common stock of Harvard Illinois Bancorp, Inc. Eligible employees who have attained age 21 and who are employed for one year will participate in the plan upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period. The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 8% of the total number of shares of Harvard Illinois Bancorp, Inc. common stock issued in the offering. The employee stock ownership plan funded its stock purchase with a loan from Harvard Illinois Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan is being repaid over a 15-year period through Harvard Saving Bank’s contribution to the employee stock ownership plan and dividends, if any, payable on common stock held by the plan.

Director Compensation

The following table sets forth the compensation paid to our directors other than Messrs. Seyller and Claussen during the year ended December 31, 2013. Information with respect to director fees and other director compensation paid to Messrs. Seyller and Claussen is included above in “Executive Officer Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Nonqualified deferred compensation earnings(3) ($)	All other compensation ($)	Total ($)
Michael P. Feeney	13,200	—	—	—	—	13,200
William D. Schack	13,200	—	—	3,166	—	16,366
John W. Rebhorn	11,700	—	—	2,704	—	14,404
Richard L. Walker	11,700	—	—	649	—	12,349
Steven D. Garrels	14,200	—	—	—	—	14,200

(1)

For Directors Feeney and Schack, the fees earned represent $11,700 in board fees and $1,500 in fees earned as members of the Audit Committee. For Director Garrels, the fees earned represent $11,700 in board fees and $2,500 in fees earned as a member and Chairman of the Audit Committee.

(2)

At December 31, 2013, each director held the following number of restricted stock awards: 941 for Director Feeney, 1,256 for Director Schack, 942 for Director Rebhorn, 941 for Director Walker and 942 for Director Garrels. At December 31, 2013, each director also held the following number of outstanding stock option awards: 1,648 for Director Schack, 1,570 for Director Feeney, 1,570 for Directors Rebhorn and Walker and 1,178 for Director Garrels. Subsequent to December 31, 2013, each of Directors Feeney, Rebhorn and Walker exercised 392 of those stock options.

(3)

Represents above-market rate earnings on directors fees deferred under a Director Deferred Fee Agreement. The identified directors’ deferral accounts earned interest at the rate of 3.97% per year. The amount shown represents the excess interest earned above the applicable federal rate of 2.74% per year.

Fees. In 2013, Harvard Savings Bank paid each director a fee of $900 for each board meeting attended, provided that a director could miss one board meeting per year and receive fees for such meeting. Except for an annual fee of $1,500 paid to each member of the Audit Committee ($2,500 for the Audit Committee Chairman), no separate fees are paid for committee meetings attended or for service as committee chairmen. Harvard Illinois Bancorp, Inc. did not pay any meeting or committee fees in 2013. For 2014, Harvard Savings Bank board meeting fees remain at $900 per meeting, and Harvard Illinois Bancorp, Inc. will pay fees of $400 for each board meeting attended, but will not pay separate committee or chair fees.

Director Deferred Fee Agreements. In 1995, Harvard Savings Bank entered into a deferred fee agreement with Director Schack. In 1997 and 1998, Harvard Savings Bank entered into deferred fee agreements with Directors Rebhorn and Seyller, respectively. The agreements allow the directors to defer the payment of a percentage of their board fees to a deferral account established by Harvard Savings Bank. Compensation deferred under the plan and interest thereon (equal to the rate on high grade long-term corporate bonds) are payable upon the director’s termination of service, disability, or upon a change in control of Harvard Savings Bank followed by termination of service. Payment will be made either in a lump sum or in monthly installments, as elected by the director at the time of entry into the agreement. In the event of a director’s death while the director is employed, the director’s beneficiary will receive a death benefit payable in 120 monthly installments. If the director dies during the distribution of benefits, his beneficiary will receive a continuation of such benefits, payable at the same time and in the same amount as if the benefits were paid to the director. Harvard Savings Bank has acquired bank-owned life insurance to informally fund its benefit obligations under these agreements.

In 2009, Harvard Savings Bank also entered into similar deferred fee agreements with Directors Claussen, Feeney and Walker, and with Director Garrels in 2011; however, bank-owned life insurance was not purchased to informally fund the benefits under these agreements.

Transactions with Certain Related Persons

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk or repayment or present other unfavorable features. Harvard Savings Bank is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a program generally available to all other employees and that does not give preference to any executive officer or director over any other employee. Additionally, all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to legal counsel.

Harvard Savings Bank has adopted a lending program that provides eligible employees, officers and directors of the bank the opportunity to obtain one mortgage loan (primary residence only) at an interest rate below what is offered to customers in the normal course of business. The interest rate is 1% below the Fannie Mae rate on the date of entering the program or the date the loan is scheduled to re-price. Prior to February 2009, the interest rate was based upon the “Applicable Federal Rate” as published monthly in the Federal Register. Employees who have been employed full-time for three months or have accumulated 1,000 hours of employment are eligible to participate in the program. The outstanding balance of such loans totaled approximately $1.0 million and $1.5 million at December 31, 2013 and 2012, respectively. Approximately $319,000 and $391,000, respectively, were loans to executive officers or directors. Effective April 2008, directors are no longer eligible to obtain new loans through the program.

Set forth below is certain information as to loans made by Harvard Savings Bank to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Harvard Savings Bank under the above-referenced Employee Loan Program exceeded $120,000 at any time since January 1, 2013. All of the loans in the following table are first mortgage loans secured by the borrower’s principal place of residence. All of such loans were being repaid in accordance with their contractual terms as of December 31, 2013.

Name of Individual	Highest Balance Since January 1, 2013	Balance on December 31, 2013	Amount of Principal Paid Since January 1, 2013	Amount of Interest Paid Since January 1, 2013	Interest Rate On December 31, 2013
Verne S. Sisson	$150,000	$150,000	$150,000	$2,615	4.25%

Other than as described above, all loans the principal balances of which exceeded $120,000 at any time during the period beginning January 1, 2013, made by Harvard Savings Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Harvard Savings Bank.

The aggregate amount of our loans to our officers and directors and their related entities was $737,000 at December 31, 2013. These loans were performing according to their original terms at December 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934. Our officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in our Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of our common stock to file a Form 3, 4, or 5 on a timely basis. Based on our review of such ownership reports, no officer, director or 10% beneficial owner of our common stock failed to file such ownership reports on a timely basis for the year ended December 31, 2013.

PROPOSAL II—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The compensation of certain executive officers with respect to whom compensation is required to be disclosed pursuant to applicable SEC regulations (the “Named Executive Officers”) is described above under “Executive Compensation.” Stockholders are urged or read the “Executive Compensation” section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Securities Exchange Act of 1934, stockholders are being asked at the Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory (non-binding) resolution:

“RESOLVED, that the stockholders of Harvard Illinois Bancorp, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the “Executive Compensation” section of the Proxy Statement.”

This advisory vote, commonly known as a “say-on-pay” advisory vote, gives stockholders the opportunity to endorse or not endorse the Company’s executive pay program. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue with our stockholders on executive compensation and other important governance topics and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board of Directors recommends a vote “FOR”

the approval of the advisory (non-binding) resolution.

PROPOSAL III—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our independent registered public accountants for the year ended December 31, 2013 were BKD, LLP. The Audit Committee has engaged BKD, LLP to be our independent registered public accountants for the 2014 fiscal year, subject to the ratification of the engagement by our stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of BKD, LLP for the year ending December 31, 2014. A representative of BKD, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

Stockholder ratification of the selection of BKD, LLP is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accountants to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of BKD, LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in our best interests of our stockholders.

Fees Paid to BKD, LLP

The following table sets forth the fees we paid to BKD LLP for the years ended December 31, 2013 and 2012.

	2013	2012
Audit fees (1)	$45,820	$69,357
Audit-related fees	$—	$—
Tax Fees	$6,950	$8,250
All other fees(2)	$28,170	$24,605

(1)	Audit fees relate to the audit of Harvard Illinois Bancorp Inc.’s consolidated financial statements.
(2)	Fees pertain primarily to preparation of Forms 10-Q.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining BKD, LLP’s independence. The Audit Committee concluded that performing such services does not affect BKD, LLP’s independence in performing its function as our auditor.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter adopted in connection with our becoming a public company, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to us that are prohibited by law or regulation.

In addition, in connection with our becoming a publicly-traded company, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the audit or services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During each of the years ended December 31, 2013 and 2012, 100% of audit services were approved, in advance, by the Audit Committee.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection of BKD, LLP as independent auditors for the 2014 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Meeting, either in person or by proxy, without regard to broker non-votes or proxies marked “abstain.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF BKD, LLP AS INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS

In order to be considered at our 2015 Annual Meeting of Stockholders, but not included in proxy materials, our Bylaws provide that a stockholder proposal to take action at such meeting must be received at our executive office not more than 90 days and not less than 80 days prior to the date of such meeting; provided, that if less than 90 days’ notice of such meeting is given to stockholders, such stockholder proposal must be received at our executive office not later than the 10th day following the date on which notice of such meeting was mailed to stockholders or was otherwise disclosed in a press release reported by a nationally recognized news service, in a document publicly filed or furnished with the SEC, or on our website. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

The notice with respect to stockholder proposals that are not nominations for director may be given only by a stockholder of the Company who is a stockholder of record on the date that the stockholder gives the notice, and must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

A notice with respect to director nominations may be given only by a stockholder of the Company who is a stockholder of record on the date that the stockholder gives the notice, and must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification, as set forth in Article II, Section 12 of the Company’s Bylaws, to serve on the Board of Directors of the Company; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

The date on which the next annual meeting of stockholders of the Company is expected to be held is May 21, 2015. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year’s annual meeting of stockholders must be given to the Company no earlier than February 20, 2015 and no later than March 2, 2015. If notice is received before or after that time period, it will be considered untimely, and the Company will not be required to present the matter at the meeting.

In order to be eligible for inclusion in our proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received by the Secretary of the Company at our executive office, 58 North Ayer Street, Harvard, Illinois 60033, no later than December 5, 2014, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2015 annual meeting of stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

MISCELLANEOUS

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, directors, officers, and our regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

A COPY OF OUR ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE VOTING RECORD DATE UPON WRITTEN REQUEST TO RICHARD J. LIPINSKY, SECRETARY, HARVARD ILLINOIS BANCORP, INC., 58 NORTH AYER STREET, HARVARD, ILLINOIS 60033.

BY ORDER OF THE BOARD OF DIRECTORS

Richard J. Lipinsky
Secretary

Harvard, Illinois

April 4, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014: THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND HARVARD ILLINOIS BANCORP, INC.’S 2013 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.READOURMATERIALS.COM/HARI.

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS

IN HARVARD ILLINOIS BANCORP, INC.’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) identify the name and business address of our directors and director nominees, and the name, present principal occupation, and business address of our officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2014 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of our directors and director nominees who are considered participants in our proxy solicitation are set forth above under the caption “Proposal 1—Election of Directors” in this proxy statement. The name and address of the organization of employment of our directors and director nominees are as follows:

Name	Business Address

Donn L. Claussen	Harvard Illinois Bancorp, Inc. 58 North Ayer Street, Harvard, Illinois 60033
Michael P. Feeney	c/o Harvard Illinois Bancorp, Inc. 58 North Ayer Street, Harvard, Illinois 60033
Steven D. Garrels	c/o Harvard Illinois Bancorp, Inc. 58 North Ayer Street, Harvard, Illinois 60033
John W. Rebhorn	c/o Harvard Illinois Bancorp, Inc. 58 North Ayer Street, Harvard, Illinois 60033
William D. Schack	c/o Harvard Illinois Bancorp, Inc. 58 North Ayer Street, Harvard, Illinois 60033
Duffield J. Seyller, III	Harvard Illinois Bancorp, Inc. 58 North Ayer Street, Harvard, Illinois 60033
Richard L. Walker	c/o Harvard Illinois Bancorp, Inc. 58 North Ayer Street, Harvard, Illinois 60033
Brian S. Rebhorn	c/o Harvard Illinois Bancorp, Inc. 58 North Ayer Street, Harvard, Illinois 60033

Officers and Employees

The principal occupations of our officers and employees who are considered participants in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with us, and the business address for each person is Harvard Illinois Bancorp, Inc., 58 North Ayer Street, Harvard, Illinois 60033.

Name	Principal Occupation

Brenda S. Gratz	Vice President and Retail Loan Officer
Richard J. Lipinsky	Executive Vice President, Secretary and Treasurer
Verne S. Sisson	Vice President and Commercial Loan Officer
David A. Dobson	Vice President and Chief Financial Officer

Information Regarding Ownership of Harvard Illinois Bancorp, Inc. Securities by Participants

The number of shares of our common stock held by our directors, director nominees, officers, employees and each associate (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934) of these individuals as of March 28, 2014 is included above under the caption “Voting Securities and Principal Holders Thereof” in this proxy statement.

Information Regarding Transactions in Harvard Illinois Bancorp, Inc. Securities by Participants

The following table provides information regarding purchases and sales of our common stock by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the two years prior to March 28, 2014, including the dates on which such shares were purchased or sold and the amount purchased or sold on such dates. Unless otherwise indicated, all transactions were conducted in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares are represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the shares.

Name	Date	Number of Shares of Common Stock	Transaction Description
Donn L. Claussen	11/21/2012	1,259	1,2
	11/29/2012	1,177	5
	3/18/2013	3,060	7
	6/5/2013	450	1
	8/15/2013	3,060	7

Michael P. Feeney	3/19/2013	392	7
	1/23/2014	392	7

Steven D. Garrels	9/6/2012	450	1,2
	9/11/2012	200	1
	9/13/2012	300	1
	3/19/2013	392	7
	9/3/2013	392	7

John W. Rebhorn	3/18/2013	392	7
	1/10/2014	392	7

William D. Schack	3/18/2013	549	7
	10/15/2013	549	7

Duffield J. Seyller, III	12/26/2012	1,150	1,3
	3/18/2013	3,845	7

Richard L. Walker	3/18/2013	392	7
	1/10/2014	392	7

Brenda Gratz	11/29/2012	471	5
	3/19/2013	750	7
	1/10/2014	500	7

Richard J. Lipinsky	11/29/2012	1,177	5
	12/26/2012	1,943	1,3
	3/18/2013	1,805	7
	1/10/2014	1,805	7

Verne E. Sisson	11/29/2012	1,177	5
	3/18/2013	1,648	7
	3/4/2014	1,883	7

Name	Date	Number of Shares of Common Stock	Transaction Description
David Dobson	11/29/2012	235	5
	3/19/2013	549	7

1.	Purchase in the open market; direct ownership unless otherwise noted.

2.	Acquisition of shares under IRA.

3.	Acquisition of shares under 401(k).

4.	Restricted stock award.

5.	Stock option grant.

6.	Acquisition of shares held in a trust.

7.	Exercise of stock option.

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or otherwise disclosed in this proxy statement, to the best of our knowledge, no participant, or any of his or her associates (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934), beneficially owns any shares of our common stock or other securities of Harvard Illinois Bancorp, Inc. or the Bank. Furthermore, except as described above under the caption “Transactions With Certain Related Persons” in this proxy statement, to the best of our knowledge, no participant or any of his or her associates, is either a party to any transactions or series of transactions since the beginning of our last fiscal year, or any currently proposed transaction or series of transactions in which (i) we or any of our subsidiaries are or are to be a party, (ii) the amount involved exceeds $120,000, and (iii) any participant, or any of his or her associates, had or will have a direct or indirect material interest.

To the best of our knowledge, except as described in this Appendix A or as otherwise disclosed in this proxy statement, no participant, or any of his or her associates, has entered into any agreement or understanding with any person regarding any future employment by Harvard Illinois Bancorp, Inc. or any of its affiliates or any future transactions to which Harvard Illinois Bancorp, Inc. or any of its affiliates will or may be a party. Except as described above under the caption “Transactions With Certain Related Persons” in this proxy statement, to the best of our knowledge, no participant is a party to any contract, arrangement, or understanding with any person with respect to any securities of Harvard Illinois Bancorp, Inc., including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or as otherwise disclosed in this proxy statement, to the best of our knowledge, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our Annual Meeting of Stockholders.

No participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

REVOCABLE PROXY

HARVARD ILLINOIS BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2014

The undersigned hereby appoints the full Board of Directors, other than the nominees for election, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Harvard Illinois Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Harvard Police Station, 201 West Front St., 2nd Floor, Harvard, Illinois, at 8:00 a.m. Illinois Time on May 22, 2014. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHOLD	FOR ALL EXCEPT
1.	The election of Donn L. Claussen and Brian S. Rebhorn, each to serve for a three-year term.	☐	☐	☐
INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The advisory (non-binding) approval of the Company’s executive compensation as described in the Proxy Statement (“say on pay”).	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	The ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of Proposal 1, Proposal 2 and Proposal 3.

THIS WHITE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS WHITE PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3 ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

THIS WHITE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Harvard Illinois Bancorp, Inc. at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This WHITE proxy may also be revoked by sending written notice to the Secretary of Harvard Illinois Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Harvard Illinois Bancorp, Inc. prior to the execution of this proxy of a Notice of the Meeting, a proxy statement dated April 4, 2014, and the 2013 Annual Report to Stockholders on Form 10-K.

Dated: , 2014	Check Box if You Plan
to Attend Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014: HARVARD ILLINOIS BANCORP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND HARVARD ILLINOIS BANCORP, INC.’S 2013 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.READOURMATERIALS.COM/HARI.

VOTE BY INTERNET OR TELEPHONE
24 Hours a Day - 7 Days a Week

Your telephone or internet vote authorizes the named attorneys-in-fact to vote your shares in the same manner as if you marked, signed and returned the WHITE proxy card.  If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card.  Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on May 21, 2014.

TELEPHONE		OR	INTERNET		OR	MAIL

	1-866-287-9712			https://www.proxyvotenow.com/hari

●	Use any touch-tone telephone		●	Go to the website and address listed above		●	Mark, sign and date the WHITE proxy card
●	Have your proxy form in hand		●	Have your proxy form in hand		●	Detach the WHITE proxy card above
●	Follow the simple recorded instructions		●	Follow the simple instructions		●	Return the WHITE proxy card in the postage-paid envelope provided

CALL TOLL-FREE TO VOTE: 1-866-287-9712	P.O. BOX 1997 G.P.O
NEW YORK, NY 10116-1997